$________	No. ___

EASTSIDE DISTILLING, INC.

8% PROMISSORY NOTE

December 29, 2017	Portland, Oregon

1. General. For value received, and subject to the terms hereof, EASTSIDE DISTILLING, INC., a Nevada corporation, whose address is 1001 SE Water Avenue, Suite 390, Portland, OR 97214 (“Borrower”), hereby promises to pay to the order of ____________________________, whose address is _______________________________________(“Payee”), the principal amount of _________________________________ ($______.00) under the terms and conditions set forth in this Note. The loan represented by this Note (the “Loan”) was incurred in connection with the purchase from MGP Ingredients, Inc. by Borrower of the whiskey barrels, the purchase price for which was paid by Payee either directly to the supplier on behalf of Borrower or to Borrower for the exclusive purpose of purchasing barrels.

2. Term; Payments. The principal amount of this Note shall be repaid in full, together with any and all accrued and unpaid interest on June 30, 2019 or (the “Maturity Date”).

3. Interest; Premium. Interest shall accrue from the date hereof on any unpaid principal balance of this Note at the rate of eight percent (8%) per annum. All interest will be paid monthly in arrears and shall be paid on the last business day of each month.

4. Possible Early Payment Due; Application of Note Proceeds to Future Financing. Notwithstanding the provisions of paragraphs 2 and 3 hereof, in the event Borrower closes a private or public offering of the its equity or debt securities in which the gross amount raised in such financing is at least $2.0 million (a “Future Financing”), all amount due under this Note shall become due and payable within five (5) business days of the final closing of such Future Financing. In lieu of receiving the cash repayment of amounts due under this Note in connection with a Future Financing, at the option of Payee, the principal amount due and payable may be used to purchase the securities offered in the Future Financing.

5. Place of Payment. Any and all amounts payable by Borrower to Payee hereunder shall be made in immediately available funds and shall be paid at the address for such Payee as set forth in the Agreement, or at such other address of which Payee shall give written notice to Borrower.

6. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default hereunder (“Event of Default”):

(a) Failure of Borrower to pay the principal of or interest on this Note, when and as the same shall become due and payable and such failure continues unremedied for fifteen (15) days;

(b) The material default, breach or violation of Borrower in the performance or observance of any of the other covenants, agreements or conditions of Borrower contained in this Note and such material default, breach or violation continues unremedied for a period of fifteen (15) days following written notice from Payee to Borrower; or

(c) Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Payee with respect to this Note or its security interest in the whiskey barrels.

6. Remedies. Upon the occurrence of an Event of Default hereunder, in addition to all other rights, remedies and powers of Payee under this Note or otherwise available at law or in equity, Payee may, at its option, without notice, declare the outstanding principal balance and interest immediately due and payable in full without further notice to or demand on Borrower of any kind, including without limitation, presentment, demand or notice of demand, protest or notice of protest, notice of nonpayment or dishonor and all other notices or communications in connection with the delivery, acceptance, performance, default or enforcement of payment of this Note, all of which are hereby waived by Borrower. Borrower also hereby waives all notice or right of approval of any extensions, renewals, modifications or forbearances which may be allowed.

7. Notices. Any notices or communications required or permitted to be given by this Note must be (i) given in writing and (ii) personally delivered or mailed, by prepaid, certified mail or overnight courier, or transmitted by facsimile or electronic mail transmission (including PDF), to the party to whom such notice or communication is directed, to the mailing address or regularly-monitored electronic mail address of such party as follows:

If to Borrower:

Eastside Distilling, Inc.
1001 SE Water Avenue, Suite 390
Portland, OR 97214
Attn: Chief Financial Officer
Telephone: (971) 888-4264
Fax: (866) 554-0271
Email: sshum@eastsidedistilling.com

If to Payee:

The Grover T. Wickersham, P.C. Employee Profit Sharing Plan
430 Cambridge Avenue, Suite 100
Palo Alto, CA 94306
Attn: Ann McCoid
Telephone: (650) 323-6400
Fax: (650) 323-1108
Email: ann@wickersham.com

Any such notice or communication shall be deemed to have been given on (i) the day such notice or communication is personally delivered, (ii) three (3) days after such notice or communication is mailed by prepaid certified or registered mail, (iii) one (1) working day after such notice or communication is sent by overnight courier, or (iv) the day such notice or communication is faxed or sent electronically, provided that the sender has received a confirmation of such fax or electronic transmission. A party may, for purposes of this Note, change its address, fax number, email address or the person to whom a notice or other communication is marked to the attention of, by giving notice of such change to the other party pursuant to this Section 7.

8. Interest Savings Clause. If any interest payment due hereunder is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall instead be deemed a payment of principal and applied against the principal of the obligations evidenced by this Note.

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9. Amendments and Waivers. This Note may be amended, modified or supplemented by the parties hereto, provided that any such amendment, modification or supplement shall be in writing and signed by both Borrower and Payee. No waiver with respect to this Note shall be enforceable against Payee unless in writing and signed by Payee. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by Payee, and no course of dealing between the parties, shall constitute a waiver of, or shall preclude any other or further exercise of the same or any other right, power or remedy.

10. Successors and Assigns. This Note shall be binding upon the parties and their respective successors and assigns. Borrower shall not in any manner assign any of its rights or obligations under this Note without the express prior written consent of the holder of this Note.

11. Severability. If any provision of this Note is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

12. Section Headings. The section and subsections headings in this Note are for convenience of reference only, do not constitute a part of this Note and shall not affect its interpretation.

13. Controlling Law. This Note is made under, and shall be construed and enforced in accordance with, the laws of the State of Oregon applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. EACH OF THE PARTIES (A) IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF OREGON, IN ANY AND ALL ACTIONS BETWEEN OR AMONG ANY OF THE PARTIES, WHETHER ARISING HEREUNDER OR OTHERWISE, (B) IRREVOCABLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION, AND (C) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY FIRST CLASS CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO THE ADDRESS AT WHICH SUCH PARTY IS TO RECEIVE NOTICE PURSUANT TO THE PROVISIONS OF THE AGREEMENT.

14. Reimbursement of Expenses. Borrower agrees to reimburse Payee for its out-of-pocket expenses, including the fees and expenses of its counsel, in connection with the enforcement of this Note.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

BORROWER:

EASTSIDE DISTILLING, INC.

By:
Steven M. Shum
Chief Financial Officer

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